Exhibit 99.1

Marvell Completes Acquisition of Innovium

•	Broadens Marvell’s portfolio of silicon solutions targeting cloud data centers

Santa Clara, Calif., October 5, 2021 - Marvell Technology, Inc. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today announced that it has completed its acquisition of Innovium, Inc., a leading provider of networking solutions for cloud and edge data centers.

The acquisition of Innovium and its complementary offerings further extends Marvell’s leadership in the cloud, and allows Marvell to immediately participate in the fastest growing segment of the switch market with a cloud-optimized solution.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.

For further information, contact:

Ashish Saran

Vice President, Investor Relations

408-222-0777

ir@marvell.com